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     As filed with the Securities and Exchange Commission on June 26, 1998

                                                     Registration No. 02-88313

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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D. C. 20549

                         POST-EFFECTIVE AMENDMENT NO. 1
                                       TO
                                    FORM S-8

                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                             ECC INTERNATIONAL CORP.
             (Exact Name of Registrant as Specified in Its Charter)

          DELAWARE                                             23-1714658
(State or Other Jurisdiction of                            (I.R.S. Employer
Incorporation or Organization)                           Identification Number)

175 STRAFFORD AVENUE, SUITE 116, WAYNE, PENNSYLVANIA             19087
   (Address of Principal Executive Offices)                   (Zip Code)

                        1984 EMPLOYEE STOCK PURCHASE PLAN
                            (Full Title of the Plan)

                                JAMES C. GARRETT
                      PRESIDENT AND CHIEF EXECUTIVE OFFICER
                             ECC INTERNATIONAL CORP.
                         175 STRAFFORD AVENUE, SUITE 116
                            WAYNE, PENNSYLVANIA 19087
                     (Name and Address of Agent for Service)

                                 (610) 687-2600
          (Telephone Number, Including Area Code, of Agent for Service)

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Explanatory Note:

     This Post-Effective Amendment No. 1 to Registration Statement on Form S-8 (No. 02-88313) (the "Registration Statement") is being filed to deregister certain shares of Common Stock , $.10 par value per share (the "Common Stock"), of ECC International Corp. (the "Company") that were registered pursuant to the Company's 1984 Employee Stock Purchase Plan (the "Plan").

     The Registration Statement registered 210,000 shares of Common Stock issuable under the Plan. An aggregate of 127,224 shares of Common Stock were issued to participants under the Plan. The Plan has been terminated and no additional shares will be issued thereunder. The Registration Statement is hereby amended to deregister the remaining 82,776 shares of Common Stock reserved for issuance under the Plan.





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                                    SIGNATURE

     Pursuant to Rule 478 promulgated under the Securities Act of 1933, as amended, the Registrant has duly caused this Post-Effective Amendment No. 1 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Wayne, Commonwealth of Pennsylvania on the 26th day of June, 1998.

                                                     ECC INTERNATIONAL CORP.


                                                     By: /s/ Relland M. Winand
                                                        ----------------------
                                                        Relland M. Winand
                                                        Vice President, Finance



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